Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Statement by Experts”, and to the use of our report dated July 21, 2006, in the Registration Statement (Form 20-F No. •) of Mizuho Financial Group, Inc. dated October 19, 2006.

/s/ Ernst & Young ShinNihon

Tokyo, Japan

October 19, 2006